UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2025, the Board of Directors (the “Board”) of Ashland Inc. (the “Company”) appointed William Whitaker as Interim Chief Financial Officer and Principal Financial Officer of the Company, effective May 6, 2025. On July 18, 2025, the Board permanently appointed Mr. Whitaker to the role of Senior Vice President, Chief Financial Officer and Principal Financial Officer of the Company.

In connection with Mr. Whitaker’s appointment, he will (i) receive an annual base salary of $414,600; (ii) be eligible to receive a target annual incentive award of 65% of his annual base salary; (iii) be eligible to receive long term incentive award of up to 265% of his annual base salary; and (iv) receive an initial equity grant with a grant date fair market value of $1,100,000, consisting of (a) 40% in the form of Restricted Stock Units (“RSUs”), the final number of RSUs to be determined by dividing the final aggregate value of the award by the Company’s closing share price on July 18, 2025 (the “Grant Date”), with such equity award to vest equally in three equal annual installments beginning on November 20, 2026, subject to the terms and conditions of the Company’s 2021 Omnibus Plan; and (b) 60% in the form of Performance Share Units (“PSUs”), with such PSUs to fully vest on November 20, 2029, subject to the terms and conditions of the Company’s 2021 Omnibus Plan.

Biographical information for William Whitaker, as well as other pertinent details, can be found in the Item 5.02 section of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2025, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	July 21, 2025	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary